Portman
Limited

ACN 007 871 892
ABN 22 007 871 892

31 January 2006

Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6001
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

(10 pages in total)

The Announcements Officer
Australian Stock Exchange (Sydney) Limited
Level 10
20 Bond Street
SYDNEY NSW 2001

Electronically Lodged

Dear Sir

QUARTERLY REPORT FOR THE PERIOD ENDED 31 DECEMBER 2005

Please find attached Portman’s Quarterly Report for the period ended 31 December 2005.

Yours faithfully

/s/ L. Kipfstuhl

L. Kipfstuhl
COMPANY SECRETARY

PORTMAN LIMITED

A.B.N. 22 007 871 892

QUARTERLY REPORT FOR THE PERIOD ENDED
31 DECEMBER 2005

HIGHLIGHTS

Marketing

•	Overproduction of Chinese crude steel pushes down steel prices but keeps ore demand high.

Koolyanobbing Project

•	Quarterly shipments totalled 1.488M tonnes.

•	Skills shortages to push 8mt ramp up to end of first quarter 2006.

Cockatoo Island Project (100%)

•	Quarterly shipments totalled 0.325M tonnes.

1. PORTMAN IRON ORE

1.1 Koolyanobbing Project

1.1.1. Production

Production and shipments for the quarter were as follows:

	Actual	Actual	Actual
	Dec Qtr 2005	YTD 2005	Dec Qtr 2004
Koolyanobbing Iron Ore Project
Waste: (bcm)
Koolyanobbing	482,840	1,168,362	724,835
Mt Jackson	243,486	1,109,421	161,759
Windarling	1,719,498	5,925,252	404,543
Total Waste	2,445,824	8,203,035	1,291,137
Ore Mined: (wmt)
Koolyanobbing	150,725	655,954	256,449
Mt Jackson	560,213	2,432,757	341,491
Windarling	662,462	2,850,325	555,298
Total Ore Mined	1,373,400	5,939,036	1,153,238
Ore Processed: (wmt)
Lump	741,391	2,943,199	655,979
Fines	718,125	2,854,279	671,597
Total Ore Processed	1,459,516	5,797,478	1,327,576
Ore Railed: (wmt)
Lump	697,978	2,837,904	653,289
Fines	808,199	2,920,851	688,805
Total Ore Railed	1,506,177	5,758,755	1,342,094
Ore Shipped: (wmt)
Lump	705,568	2,906,404	600,176
Fines	782,881	2,886,683	628,603
Total Ore Shipped	1,488,449	5,793,087	1,228,779

1.1.2 Project Development

•	Fourth shed at Esperance complete.

•	Railway sidings project complete.

•	Ore wagon delivery program continues. Last wagon delivery by April.

•	Significant skills shortages has continued to delay completion of crushing and screening facilities expansion. Coupled with below plan rail movements during the last quarter 2005, production and sales are expected at a 6mtpa rate during the first quarter 2006.

1.1.3. Marketing

The market for fines remains tight, driven by increasing hot metal production in China. Price negotiations have resumed in Japan and Europe.

1.2. Cockatoo Island Joint Venture (100%)

1.2.1 Production

Production and shipments for the quarter were as follows:

	Actual	Actual	Actual
	Dec Qtr 2005	YTD 2005	Dec Qtr 2004
Cockatoo Island
Iron Ore Project
Waste (bcm)	158,084	543,981	264,088

Ore Mined (wmt)	299,760	1,077,061	240,591

Ore Produced (wmt)	306,434	1,142,068	197,737

Ore Shipped (wmt)	325,040	1,124,024	233,220

1.3. Exploration

Summary

The Koolyanobbing and Mt Finnerty project areas have been the primary focus of exploration activity during the quarter. At the Koolyanobbing project area, infill and step-out reverse circulation drilling comprised a total of 89 drill holes for 6,521 meters during the reporting period. At the Mt Finnerty project area, reconnaissance mapping and rock chip sampling was conducted over the northern and central portions of the joint venture tenements.

Koolyanobbing Project Area

The following table provides distribution details of the reverse circulation drilling conducted during the 4th quarter, 2005:

Range	Prospect/Deposit	# of Holes	Meters
Koolyanobbing	C, F North	61	4583
Mt Jackson	J4	6	450
Windarling	W4, W5, W8	20	1488
Total		87	6521

•	The drilling at the C and F North deposits on the Koolyanobbing Range target extensions to the present reported resources. Limited assays results for the F North drilling were available by the end of the reporting period. The F North mineralization consists of narrow discontinuous lenses of goethite-hematite. Best F North assay results for the reporting period consists of 23 meters @ 59.08% Fe, 0.075% P, 0.040% S, 1.30% Al2O3 and 4.31% SiO2 from surface in drill hole KFRC260.

•	The drilling at the J4 prospect was largely infill to previous broad spaced (+150 meter) reconnaissance drill traverses. The present drilling has generally confirmed the presence of broad zones of Fe enrichment with only patches of mineralisation exceeding 58% Fe intersected.

•	The Windarling drilling conducted during the reporting period consisted of testing isolated pockets of mineralization satellite to the present reported resources. Drilling at W4 tested a lens of mineralisation mapped west of the main W4 Deposit. Assay results received during the quarter included drilling completed in the previous reporting period that tested strike extension at the W1 deposit. Best Windarling results for the reporting period include:

•	91m @ 61.76% Fe, 0.145% P, 0.019% S, 0.28% Al2O3 and 2.82% SiO2 from 59m in drill hole W1RC062,

•	19m @ 62.57% Fe, 0.094% P, 0.089% S, 2.14% Al2O3 and 3.92% SiO2 from 19m in drill hole W1RC065,

•	10m @ 65.19% Fe, 0.085% P, 0.078% S, 1.69% Al2O3 and 1.50% SiO2 from 7m and 15m @ 62.37% Fe, 0.059% P, 0.222% S, 3.38% Al2O3 and 3.52% SiO2 from 25m in drill hole W1RC068,

•	22m @ 61.01% Fe, 0.142% P, 0.106% S, 1.86% Al2O3 and 2.82% SiO2 from 12m in drill hole W4RC081,

•	21m @ 60.11% Fe, 0.183% P, 0.052% S, 1.98% Al2O3 and 2.54% SiO2 from 53m and 20m @ 62.72% Fe, 0.395% P, 0.010% S, 0.65% Al2O3 and 1.39% SiO2 from 108m in drill hole W4RC082.

Updates to the W1 and W4 geologic models and resource estimates incorporating the new drilling results are being pursued.

Golder Associates were commissioned to complete re-modelling of the Mt Jackson J1 Deposit subsequent to a major infill reverse circulation drill program in 2005. The new J1 resource model incorporates a total of 15 mineralization domains over the +2 kilometre deposit strike length. These mineralization domains are separated into 3 fault-separated blocks. A comparison of the resulting 2005 in-situ resource estimate and previous 2002 estimate is presented in the following table:

In-situ resource for J1 Deposit, at 58% Fe cut-off

Category	Tonnes	Fe%	P%	SiO2%	Al2O3%	S%	LOI%
Measured	0.00	0.00	0.000	0.00	0.00	0.000	0.00
Indicated	30,821,128	60.05	0.090	1.00	2.04	0.124	10.38
Inferred	5,784,736	59.99	0.090	1.32	2.26	0.105	8.89
Total	36,605,864	60.04	0.090	1.05	2.08	0.121	10.14
Previous 2002 Estimated Total	31,616,136	60.28	0.099	0.95	2.23	0.116	10.33

Mt. Finnerty Project Area

The Mt Finnerty project area is located 65 kilometres east of the Koolyanobbing Range and is covered by an iron ore joint venture agreement with Reed Resources executed in the 3rd quarter 2005. The geology of the project area consists of the north-westerly trending Watt Hills greenstone belt containing lenses of variably mineralized and lateritised banded iron formation over a 30 kilometre strike length. During the reporting period reconnaissance mapping and rock chip sampling was conducted over the northern 20 kilometres of the project area.

Although individual rock chip sample grades up to 64% Fe have been returned, evaluating their significance in terms of target size and grade is not possible due to scarcity of outcrop. A reconnaissance drill program is scheduled for the 2nd quarter 2006.

Exploration Expenditure

	Dec Qtr 2005	2005	Dec Qtr 2004
Koolyanobbing Project $	1,204,638	3,463,997	1,466,716
Cockatoo Island $	18,883	68,775	4,647

The information in this report that relates to Exploration Results, Mineral Resources or Ore Reserves is based on information compiled by Mr R G Graber, who is a Member of the American Institute of Professional Geologists (AIPG), a ‘Recognised Overseas Professional Organization’ included in a list promulgated by the ASX from time to time. Mr Graber is a full-time employee of the company. Mr Graber has sufficient experience which is relevant to the style of mineralisation and type of deposit under consideration and to the activity which he is undertaking to qualify as a Competent Person as defined in the 2004 Edition of the “Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves’. Mr Graber consents to the inclusion in the report of the matters based on his information in the form and context in which it appears.

2. FOREIGN EXCHANGE HEDGING

Total residual foreign exchange cover for the Portman Group at 31 December 2005 was US$271.0M.

YEAR	2006	2007	2008	TOTAL
Face Value US$M	159.0	81.50	30.50	271.0
Weighted Avg “Worst” Case Hedge Rate	0.7413	0.7617	0.7401	0.7472

Portman Group’s current Foreign Exchange Policy, for all hedging, provides for:

•	Up to 12 months maturity: Uncommitted Hedging: Minimum 50% Maximum 90% of forecast USD sales Committed Hedging: Maximum 90% of forecast USD sales

•	12 to 24 months maturity: Uncommitted Hedging: Minimum 25% Maximum 75% of forecast USD sales

Committed Hedging: Maximum 30% of forecast USD sales

•	24 to 36 months maturity: Uncommitted Hedging: Minimum 15% Maximum 50% of forecast USD sales Committed Hedging: Maximum 15% of forecast USD sales

PORTMAN LIMITED
A.B.N. 22 007 871 892

Corporate Information

Directors

John Brinzo	Chairman

Richard Mehan	Managing Director/CEO

David Gunning	Director

Donald Gallagher	Director

William Calfee	Director

Michael Perrott	Independent Director

Malcolm Macpherson	Independent Director

Company Secretary

Leo A. Kipfstuhl

Registered Office

Level 11, The Quadrant
1 William Street
Perth 6000
WESTERN AUSTRALIA

Telephone: (08) 9426 3333
Facsimile: (08) 9426 3344

Internet site: www.portman.com.au

At 31 December 2005 there were 175,690,073 Ordinary shares on issue.

Substantial Shareholders as at 31 December 2005

Cleveland-Cliffs Australia Pty Ltd
AMP Limited

Reporting Calendar

Anticipated release dates for information in 2005 and other important anticipated dates are as follows:

Quarterly Earnings Release 2005 Annual Report March 2006 Quarterly Report Annual General Meeting	16 February 2006 Late February 2006 Late April 2006 Late May 2006